UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2009

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2009, Stratus Properties Inc. (“Stratus”) received a letter from The NASDAQ Stock Market, Inc. advising Stratus that the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) has granted Stratus’ request for continued listing on The NASDAQ Stock Market.  The terms of the Panel’s decision include a condition that Stratus file its quarterly report on Form 10-Q for the quarter ended March 31, 2009 (the “First Quarter 2009 Form 10-Q”) by July 24, 2009.  Upon the filing of the First Quarter 2009 Form 10-Q on or before July 24, 2009, Stratus will regain compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.  Stratus is working diligently to complete the preparation of the First Quarter 2009 Form 10-Q and expects to file the First Quarter 2009 Form 10-Q no later than July 24, 2009.  In the event Stratus is unable to do so, Stratus’ common stock may be delisted from NASDAQ.

A copy of the press release relating to this announcement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  July 10, 2009

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated July 10, 2009, titled “Stratus Properties Inc. Announces Receipt of NASDAQ Letter Granting Continued Listing.”